AMENDMENT TO OPTION AGREEMENT


      AMENDMENT dated as of May 17, 1999 to the several Option Agreements dated as of November 16, 1998 (the "Option Agreements") between Q-Med, Inc., a Delaware corporation (the "Company") and the purchasers (each a "Purchaser" and collectively the "Purchasers") of an aggregate of 1,926,702 shares of the Company's Common Stock, $.001 par value ("Common Stock") whose names appear on
Schedule 1 to this Amendment.

      WHEREAS, the Company has requested that the Purchasers amend the Option Agreements to eliminate certain mandatory redemption provisions contained therein; and

      WHEREAS, pursuant to Section 7(g) of the Option Agreements, the Option Agreements may be amended as to each Purchaser if the Company obtains the written consent of the holders of not less than the majority of the outstanding Total Shares (as defined in the Option Agreements); and

      WHEREAS, Galen Partners III L.P., which owns the majority of outstanding Total Shares consents to the Amendment set forth herein but only in consideration of the issuance, pro rata to the Purchasers in the proportion that the Shares owned by them respectively bears to the Total Shares (less 59,881 shares owned by Michael W. Cox and Teri Cox, who have waived their right to any benefit from this Amendment), of an aggregate 290,000 warrants to purchase shares of Common Stock for $1.67 per share and an aggregate of 200,000 warrants to purchase shares of the Company's Common Stock for $2.87 per share (the "Warrants").

      NOW THEREFORE, in consideration of the agreements set forth in the Amendment (defined below) and those contained in the Option Agreements, the parties agree as follows:

A.    CERTAIN DEFINITIONS.

      (a) Except as otherwise provided in this agreement, all words and terms defined in the Option Agreements, have the same meanings in this agreement as such defined words and terms are given in the Option Agreements.

      (b) "Agreement" means the Option Agreements dated November 16, 1998, as supplemented and amended by this agreement and as from time to time further supplemented and amended.

      (c) "Amendment" means this agreement dated as of May 17, 1999.

      (d) From and after the date of this Amendment "Total Shares" as defined in the Agreement shall mean an aggregate of up to 2,465,624 shares of Common Stock consisting of 1,926,702 shares issued and sold to the Purchasers on November 16, 1998 and 538,922 shares, when, as and if issued to the Galen Funds upon conversion of the principal amount of $900,000 of the Notes.


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B.    DELETION OF PUT PROVISIONS.

      The Option Agreements are amended by deleting Sections 2 and 3 in their entirety.

C.    AMENDMENT TO ANTIDILUTION PROVISIONS.

      Section 4(b) of the Option Agreements between the Company and the Galen Funds is amended by including for purposes of the calculation therein, and the antidilution protection afforded thereby, shares purchased pursuant to the Stock Purchase Agreement as well as shares, when, as and if issued to the Galen Funds upon conversion of the principal amount of $900,000 of the Notes.

D.    EFFECT OF ORIGINAL AGREEMENT.

      Except as supplemented and amended by this Amendment and such conforming changes as necessary to reflect the modification herein, all of the provisions of the Option Agreements shall remain in full force and effect from and after the effective date of this Amendment.


                                          Q-MED, INC.


                                          By: /s/ Michael W. Cox
                                              ---------------------------
                                              Michael W. Cox, President



                                          GALEN PARTNERS III, L.P.
                                          By: Claudius, L.L.C.


                                          By: /s/ Bruce F. Wesson
                                              ---------------------------
                                              Name:    Bruce F. Wesson
                                              Title:   General Partner
                                              Address: 610 Fifth Avenue
                                                       New York, NY 10020


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